UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 1, 2014

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 1, 2014, UDR, Inc. (the "Company") entered into indemnification agreements, each of which is in the form of the Company’s standard form of indemnification agreement, with Mark R. Patterson, who was appointed to the Board of Directors effective January 1, 2014 (as reported in the Form 8-K filed by the Company with the Securities and Exchange Commission on December 18, 2013), and Thomas M. Herzog, Senior Vice President - Chief Financial Officer.

In general, the form of indemnification agreement provides that the Company will, to the fullest extent permitted by Maryland law and subject to certain limitations, indemnify the director and the designated officer against certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts that may be incurred in connection with the defense or settlement of any claim, criminal, civil or administrative action or proceeding to which the director and the designated officer becomes subject in connection with the director’s service as a director of the Company or the designated officer’s employment with the Company. The agreement provides for indemnification rights regarding both third-party claims and proceedings brought by or in the right of the Company. In addition, the agreement provides for the mandatory advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement to the fullest extent permitted by Maryland law. The agreement also establishes certain procedures and presumptions that apply in determining whether the director and the designated officer are entitled to indemnification. The agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the charter or bylaws of the Company, or Maryland law.

The form of indemnification agreement is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on May 8, 2006, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

January 6, 2014	By:	Warren L. Troupe

Name: Warren L. Troupe
Title: Senior Executive Vice President